SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K/A

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 14, 2009

CLASSIC COSTUME COMPANY, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	333-142704	20-8317658
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1903 North Barnes Ave.

Springfield Mo. 65803

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

417-866-6565

(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1

Registrant’s Business and Operations

Item 1.01

Entry into a Material Definitive Agreement

The Company previously entered into agreements for the acquisitions of Imperial Coachworks, Inc., including it’s wholly owned subsidiary Imperial Coach Builders, Inc. and Plug-In Motors, Inc.

The Agreement to acquire Imperial Coachworks, Inc. is dated August 24, 2009, between the Company and the shareholders of Imperial Coachworks, Inc The Company acquired Imperial Coachworks, Inc. /with the issuance of 1,000,000 shares of common stock.

The Agreement to acquire Plug-In Motors, Inc. dated August 24, 2009, between the Company and Kurt Neutgens has been terminated after review of due diligence by the Company, effective October 13, 2009.

Section 7 – Regulation FD

Item 7.01

Regulation FD Disclosure

The Registrant issued a press release dated October 21, 2009 regarding the termination of the transaction to acquire Plug-In Motors, Inc. as wholly owned subsidiaries revealing Company’s new business model.

Section 9 -- Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits.

99.1

Press Release of Classic Costume Company, Inc., dated October 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CLASSIC COSTUME COMPANY, INC.

By:	/s/Gary Spaniak
Gary Spaniak
President

Dated: October 21, 2009

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